UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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SOLIGENIX, INC.

(Name of Registrant as Specified in Its Charter)

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SOLIGENIX, INC.

29 Emmons Drive, Suite C-10

Princeton, New Jersey 08540

Notice of Annual Meeting of Stockholders

to be held on Thursday, June 16, 2016

Notice is hereby given that the Annual Meeting of Stockholders of Soligenix, Inc., will be held at the Double Tree Hotel, 4355 US Route 1, Princeton, NJ 08540, on Thursday, June 16, 2016, at 9:00 a.m., Eastern Daylight Time, for the following purposes, each as more fully described in the Proxy Statement:

1. To elect six directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

2. To approve an amendment to our Second Amended and Restated Certificate of Incorporation, which increases the number of authorized shares of our common stock from 50,000,000 to 100,000,000;

3. To approve the grant of discretionary authority to the Board of Directors for up to a three year period (a) to amend our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio within the range from one-for-two to one-for-ten, determine the effective date of the reverse stock split, and to proportionately reduce the number of shares of our common stock authorized for issuance or (b) to determine not to proceed with the reverse stock split and proportionate reduction in the number of shares of our common stock authorized for issuance;

4. To hold an advisory vote on executive compensation;

5. To ratify the appointment of EisnerAmper LLP as our independent registered public accountants for the year ending December 31, 2016; and

6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Admittance to the meeting will be limited to shareholders. The Board of Directors has fixed the close of business on April 18, 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting, during regular business hours, at our corporate headquarters at the address set forth above.

EACH SHAREHOLDER IS URGED TO SUBMIT A PROXY AS SOON AS POSSIBLE VIA THE INTERNET, PHONE OR MAIL.

Information concerning the matters to be acted upon at the Annual Meeting is included in the Proxy Statement. Whether or not you expect to attend the Annual Meeting, your vote is important.

By Order of the Board of Directors,

Christopher J. Schaber, PhD
President and Chief Executive Officer

Princeton, New Jersey

May 4, 2016

Enclosures

SOLIGENIX, INC.

29 Emmons Drive, Suite C-10

Princeton, New Jersey 08540

Annual Meeting of Stockholders

Thursday, June 16, 2016

Proxy Statement

This Proxy Statement has been prepared and is distributed and made available by the board of directors (the “Board of Directors”) of Soligenix, Inc. in connection with the solicitation of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Double Tree Hotel, 4355 US Route 1, Princeton, NJ 08540, at 9:00 a.m., Eastern Daylight Time, on Thursday, June 16, 2016, and any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Unless the context indicates otherwise, as used in this Proxy Statement, the terms “we,” “us” “our” and “our company” refer to Soligenix, Inc.

This Proxy Statement and the accompanying form of proxy will be distributed to shareholders, and will be made available for viewing, downloading and printing by shareholders at www.proxyvote.com, on or about May 4, 2016. Our Annual Report on Form 10-K for the year ended December 31, 2015 (which does not form a part of the proxy solicitation materials) is being distributed and made available concurrently herewith to stockholders.

Voting Securities; Proxies; Required Vote

Voting Securities

At the Annual Meeting, each holder of record of our common stock, par value $0.001 per share (“Common Stock”), at the close of business on April 18, 2016 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On April 18, 2016, 31,369,522 shares of Common Stock were outstanding.

Proxies

You cannot vote your shares at the meeting unless you are present in person or represented by proxy. All properly executed and unrevoked proxies that are received in time for the meeting will be voted at the meeting or any adjournment or postponement thereof in accordance with instructions thereon, or if no instructions are given, will be voted as follows:

1. “FOR ALL” in the election of all of the named nominees as directors;

2. “FOR” the approval of the amendment to our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), which increases the number of authorized shares of our common stock from 50,000,000 to 100,000,000;

3. “FOR" the approval of the grant of discretionary authority to the Board of Directors for up to a three year period (a) to amend the Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio within the range from one-for-two to one-for-ten and to proportionately reduce the number of shares of our Common Stock authorized for issuance or (b) to determine not to proceed with the reverse stock split and proportionate reduction in the number of shares of Common Stock authorized for issuance;

4. “FOR” the approval of the compensation of our executive officers;

5. “FOR” the ratification of EisnerAmper LLP as our independent registered public accountants for the year ending December 31, 2016; and

6. In accordance with the judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting.

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You may revoke a proxy by written notice to us at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke a proxy, you may withdraw your proxy by doing so in person.

Voting Your Proxy

Whether or not you plan to attend the Annual Meeting, you may vote your shares via Internet, telephone or mail as more fully described below:

●	By Internet: Go to www.proxyvote.com and follow the instructions (have your proxy card available);

●	By Telephone: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available); and

●	By Mail: If you have received a proxy card, mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.

Required Vote

1.            The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for each nominee to be elected as a director in the election of directors.

2.            The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding is required to approve the amendment to our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), which increases the number of authorized shares of our common stock from 50,000,000 to 100,000,000.

3.           The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding is required to approve the grant of discretionary authority to the Board of Directors for up to a three year period (a) to amend the Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio within the range from one-for-two to one-for-ten and to proportionately reduce the number of shares of Common Stock authorized for issuance or (b) to determine not to proceed with the reverse stock split and proportionate reduction in the number of shares of Common Stock authorized for issuance.

4.           The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve the compensation of our executive officers.

5.           The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required for the ratification of the appointment of EisnerAmper LLP as the independent registered public accountants for the fiscal year ending December 31, 2016.

Stockholders are not allowed to cumulate their votes in the election of directors. In voting on the election of directors, abstentions and broker non-votes (which occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner) will be disregarded and not treated as votes cast and, therefore, will not affect the outcome of the election. Abstentions will have the same effect as votes against the proposals (1) the advisory vote on executive compensation, and (2) to ratify the appointment of EisnerAmper LLP, but broker non-votes will not be counted as votes against such proposals or as shares present or represented at the meeting for these proposals. Abstentions and broker non-votes will have the same effect as votes against the proposals (1) to approve an amendment to our Certificate of Incorporation, which increases the number of authorized shares of our common stock from 50,000,000 to 100,000,000 and (2) to approve the grant of discretionary authority to the Board of Directors (a) to amend the Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio within the range from one-for-two to one-for-ten and proportionately reduce the number of shares of Common Stock authorized for issuance or (b) to determine not to proceed with the reverse stock split and proportionate reduction in the number of shares of Common Stock authorized for issuance.

Quorum

The required quorum for the transaction of business at the Annual Meeting is a majority of the voting power of shares of Common Stock issued and outstanding on the record date. Shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

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PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Christopher J. Schaber, PhD, Keith L. Brownlie, CPA, Marco M. Brughera, DVM, Gregg A. Lapointe, CPA, Robert J. Rubin, MD, and Jerome B. Zeldis, MD, PhD for election to the Board of Directors.

Unless otherwise directed, the persons appointed in the form of proxy intend to vote at the Annual Meeting “FOR ALL” in the election of directors, which would be a vote for the election of each of Dr. Schaber, Mr. Brownlie, Dr. Brughera, Mr. Lapointe, Dr. Rubin, and Dr. Zeldis as a director to serve until our next Annual Meeting of Stockholders or until his successor has been duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of such substitute nominee as the Board of Directors recommends or to allow the vacancy to remain open until filled by the Board of Directors, as determined by the Board of Directors. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. Each director elected to the Board of Directors will serve until the next Annual Meeting of Stockholders or until his successor has been duly elected and qualified, unless he dies, resigns or is removed from office prior to that time.

The table below contains information regarding the current members of the Board of Directors. The ages of individuals are provided as of April 18, 2016:

Name	Age	Position
Christopher J. Schaber, PhD	49	Chairman of the Board, Chief Executive Officer and President
Keith L. Brownlie, CPA	63	Director
Marco M. Brughera, DVM	60	Director
Gregg A. Lapointe, CPA	57	Director
Robert J. Rubin, MD	70	Director
Jerome B. Zeldis, MD, PhD	66	Director

Christopher J. Schaber, PhD has over 26 years of experience in the pharmaceutical and biotechnology industry. Dr. Schaber has been our President and Chief Executive Officer and a director since August 2006. He was appointed Chairman of the Board on October 8, 2009. He also serves on the board of directors of the Biotechnology Council of New Jersey (“BioNJ”) since January 2009 and the Alliance for Biosecurity since October 2014, and has been a member of the corporate councils of both the National Organization for Rare Diseases (“NORD”) and the American Society for Blood and Marrow Transplantation (“ASBMT”) since October 2009 and July 2009, respectively. Prior to joining Soligenix, Dr. Schaber served from 1998 to 2006 as Executive Vice President and Chief Operating Officer of Discovery Laboratories, Inc., where he was responsible for overall pipeline development and key areas of commercial operations, including regulatory affairs, quality control and assurance, manufacturing and distribution, pre-clinical and clinical research, and medical affairs, as well as coordination of commercial launch preparation activities. From 1996 to 1998, Dr. Schaber was a co-founder of Acute Therapeutics, Inc., and served as its Vice President of Regulatory Compliance and Drug Development. From 1994 to 1996, Dr. Schaber was employed by Ohmeda PPD, Inc., as Worldwide Director of Regulatory Affairs and Operations. From 1989 to 1994, Dr. Schaber held a variety of regulatory, development and operations positions with The Liposome Company, Inc., and Elkins-Sinn Inc., a division of Wyeth-Ayerst Laboratories. Dr. Schaber received his BA degree from Western Maryland College, his MS degree in Pharmaceutics from Temple University School of Pharmacy and his PhD degree in Pharmaceutical Sciences from the Union Graduate School. Dr. Schaber was selected to serve as a member of our Board of Directors because of his extensive experience in drug development and pharmaceutical operations, including his experience as an executive senior officer with our Company and Discovery Laboratories, Inc., and as a member of the board of directors of BioNJ; because of his proven ability to raise funds and provide access to capital; and because of his advanced degrees in science and business.

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Keith L. Brownlie, CPA has been a director since June 2011. Mr. Brownlie currently serves on the Board of Directors of Rxi Pharmaceuticals Corporation, a publicly traded biotechnology company involved in the research and development of RNAi products for the diagnosis, prevention and treatment of human diseases, a position he has held since June 2012. From July 2013 until December 2014, Mr. Brownlie served on the Board of Directors of Cancer Genetics, Inc., a publicly traded, early stage diagnostics company. Mr. Brownlie served as a member of the Board of Directors of Epicept Corporation, a publicly traded, specialty pharmaceutical company focused on the clinical development and commercialization of pharmaceutical products for the treatment of cancer and pain, from April 2011 to August 2013 when Epicept Corporation merged with Immune Pharmaceuticals, Inc. From 1974 to 2010, Mr. Brownlie worked with the accounting firm of Ernst & Young LLP where he served as audit partner for numerous public companies and was the Life Sciences Industry Leader for the New York metro area. Mr. Brownlie received a BS in Accounting from Lehigh University and is a Certified Public Accountant in the state of New Jersey. Mr. Brownlie co-founded the New Jersey Entrepreneur of the Year Program and was Vice President and Trustee of the New Jersey Society of CPAs. In addition, he served as accounting advisor to the board of the Biotechnology Council of New Jersey. Mr. Brownlie was selected to serve as a member of our Board of Directors because of his vast experience as an audit partner for numerous public companies and as a director of publicly traded specialty pharmaceutical and biotechnology companies.

Marco M. Brughera, DVM joined the Board of Directors in October 2013. He is the Global Head of the Rare Disease Business Unit for Sigma Tau Finanziaria S.p.A. Group. He currently serves as President in Sigma-Tau Pharmaceuticals, Inc. and in Sigma-Tau Research Switzerland S.A. and as Chief Executive Officer in Sigma-Tau Rare Disease Ltd. From December 2011 through January 2014, Dr. Brughera served on the Board of Directors of Gentium S.p.A., a publicly traded biopharmaceutical company. From January 2011 through October 2012, Dr. Brughera held several other positions with the Sigma-Tau Group, including Corporate Research and Development Managing Director of Sigma-Tau Industrie Farmaceutiche Riunite S.p.A.. From 2004 to 2010, Dr. Brughera served as the Vice President of Preclinical Development at Nerviano Medical Sciences S.r.l. (“NMS Group”), a pharmaceutical oncology-focused integrated discovery and development company. He also served as the Managing Director at Accelera, S.r.l., an independent contract research organization affiliated with the NMS Group. From 1999 to 2004, Dr. Brughera held several senior level positions in the areas of discovery and development toxicology with Pharmacia Corporation and Pfizer, Inc. Prior to 1999, he held various positions at Pharmacia & Upjohn Company, Inc., and Farmitalia Carlo Erba S.p.A., an Italian pharmaceutical company. Dr. Brughera earned his degree in veterinary medicine from the University of Milan and is a European Registered Toxicologist. Dr. Brughera was selected to serve as a member of our Board of Directors because of his background in the areas of drug discovery and development and his experience as an executive officer and a director in the pharmaceutical industry.

Gregg A. Lapointe, CPA, MBA has been a director since March 2009. Mr. Lapointe is currently CEO of Cerium Pharmaceuticals, Inc. and serves on the Board of Directors of SciClone Pharmaceuticals, Inc., Raptor Pharmaceuticals, Inc., ImmunoCellular Therapeutics Ltd. and the Board of Trustees of the Keck Graduate Institute of Applied Life Sciences. He has previously served on the Board of Directors of the Pharmaceuticals Research and Manufacturers of America (PhRMA) and Questcor Pharmaceuticals, Inc. He previously served in varying roles for Sigma-Tau Pharmaceuticals, Inc., a private biopharmaceutical company, from September 2001 through February 2012, including Chief Operating Officer from November 2003 to April 2008 and Chief Executive Officer from April 2008 to February 2012. From May, 1996 to August 2001, he served as Vice President of Operations and Vice President, Controller of AstenJohnson, Inc. (formerly JWI Inc.). Prior to that, Mr. Lapointe spent several years in the Canadian medical products industry in both distribution and manufacturing. Mr. Lapointe began his career at Price Waterhouse. Mr. Lapointe received his B.A. degree in Commerce from Concordia University in Montreal, Canada, a graduate diploma in Accountancy from McGill University and his M.B.A. degree from Duke University. He is a C.P.A. in the state of Illinois. Mr. Lapointe was selected to serve as a member of our Board of Directors because of his significant experience in the areas of global strategic planning and implementation, business development, corporate finance, and acquisitions, and his experience as an executive officer and board member in the pharmaceutical and medical products industries.

Robert J. Rubin, MD has been a director since October 2009. Dr. Rubin was a clinical professor of medicine at Georgetown University from 1995 until 2012 when he was appointed a Distinguished Professor of Medicine. From 1987 to 2001, he was president of the Lewin Group (purchased by Quintiles Transnational Corp. in 1996), an international health policy and management consulting firm. From 1994 to 1996, Dr. Rubin served as Medical Director of ValueRx, a pharmaceutical benefits company. From 1992 to 1996, Dr. Rubin served as President of Lewin-VHI, a health care consulting company. From 1987 to 1992, he served as President of Lewin-ICF, a health care consulting company. From 1984 to 1987, Dr. Rubin served as a principal of ICF, Inc., a health care consulting company. From 1981 to 1984, Dr. Rubin served as the Assistant Secretary for Planning and Evaluation at the Department of Health and Human Services and as an Assistant Surgeon General in the United States Public Health Service. Dr. Rubin has served on the Board of BioTelemetry, Inc. (formerly known as CardioNet, Inc.) since 2007. He is a board certified nephrologist and internist. Dr. Rubin received an undergraduate degree in Political Science from Williams College and his medical degree from Cornell University Medical College. Dr. Rubin was selected to serve as a member of our Board of Directors because of his vast experience in the health care industry, including his experience as a nephrologist, internist, clinical professor of medicine and Assistant Surgeon General, and his business experience in the pharmaceutical industry.

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Jerome B. Zeldis, MD, PhD has been a director since June 2011. Dr. Zeldis is currently Chief Executive Officer of Celgene Global Health and Chief Medical Officer of Celgene Corporation, a publicly traded, fully integrated biopharmaceutical company, where he has been employed since 1997. From September 1994 to February 1997, Dr. Zeldis worked at Sandoz Research Institute and the Janssen Research Institute in both clinical research and medical development. He has been a board member of several biotechnology companies and is currently on the boards of the NJ Chapter of the Arthritis Foundation, the Castleman’s Disease Organization and PTC Therapeutics, Inc. and Alliqua, Inc. Additionally, he has served as Assistant Professor of Medicine at the Harvard Medical School (from July 1987 to September 1988), Associate Professor of Medicine at University of California, Davis from (September 1988 to September 1994), Clinical Associate Professor of Medicine at Cornell Medical School (January 1995 to December 2003) and Professor of Clinical Medicine at the Robert Wood Johnson Medical School (July 1998 to June 2010). Dr. Zeldis received a BA and an MS from Brown University, and an MD, and a PhD in Molecular Biophysics and Biochemistry from Yale University. Dr. Zeldis trained in Internal Medicine at the UCLA Center for the Health Sciences and in Gastroenterology at the Massachusetts General Hospital and Harvard Medical School. Dr. Zeldis was selected to serve as a member of our Board of Directors because of his experience as an executive officer of a publicly traded biopharmaceutical company and in clinical research and medical development, and his experience in the health care industry, including his experience as an internist, gastroenterologist and professor of medicine.

Board Leadership Structure

Our Board of Directors believes that Dr. Schaber’s service as both the Chairman of our Board of Directors and our Chief Executive Officer is in the best interest of our Company and our stockholders. Dr. Schaber possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing our Company and our business and, therefore, is best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most important matters. His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, and collaborative partners.

Messrs. Brownlie and Lapointe, Dr. Brughera, Dr. Rubin, and Dr. Zeldis are independent and the Board of Directors believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of meetings of the Board of Directors, the independent directors hold executive sessions. Following an executive session of independent directors, the independent directors’ report back to the full Board of Directors regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board of Directors and Committee meetings, and coordinate with the Chairman regarding information to be provided to the independent directors in performing their duties. The Board of Directors believes that this approach appropriately and effectively complements the combined Chairman/Chief Executive Officer structure.

Although the Company believes that the combination of the Chairman and Chief Executive Officer roles is appropriate under the current circumstances, our corporate governance guidelines do not establish this approach as a policy, and the Board of Directors may determine that it is more appropriate to separate the roles in the future.

Director Independence

The Board of Directors has determined that Keith Brownlie, Marco Brughera, Gregg Lapointe, Robert Rubin and Jerome Zeldis are “independent” as such term is defined by the applicable listing standards of The NASDAQ Stock Market LLC (“Nasdaq”). Our Board of Directors based this determination primarily on a review of the responses of the Directors to questionnaires regarding their employment, affiliations and family and other relationships.

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Corporate Governance

Pursuant to our Certificate of Incorporation and Bylaws, our business and affairs are managed under the direction of the Board of Directors. Members of the Board of Directors are kept informed of our business through discussions with senior management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Board of Directors held four meetings in 2015, and each current director who served as a director during 2015, attended at least 75% of the meetings of the Board of Directors and each of the committees on which he served.

We typically schedule a meeting of the Board of Directors in conjunction with our Annual Meeting and expect that all directors will attend, absent a valid reason, such as a scheduled conflict. Last year, all of the individuals then serving as directors, with the exception of Marco Brughera, attended the Annual Meeting in person.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers and senior financial officers (including our chief executive officer, chief financial officer, chief accounting officer and any person performing similar functions). A copy of our code of ethics is publicly available on our website at http://www.soligenix.com under the “Investors” section. If we make any substantive amendments to our code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our chief executive officer, chief financial officer or chief accounting officer, we will disclose the nature of such amendment or waiver in a Current Report on Form 8-K.

Committees of the Board of Directors

The Board of Directors has the following three committees: (1) Compensation, (2) Audit and (3) Nominating and Corporate Governance. The Board of Directors has adopted a written charter for each of these committees, which are available on our website at www.soligenix.com under the “Investors” section.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Keith L. Brownlie, CPA
Marco M. Brughera, DVM
Gregg A. Lapointe, CPA
Robert J. Rubin, MD
Jerome B. Zeldis, MD, PhD

– Committee Chair

– Member

Compensation Committee

Our Board of Directors has a Compensation Committee, which is comprised of Dr. Rubin (Chair), Dr. Brughera and Dr. Zeldis. The Compensation Committee is responsible for reviewing and approving the executive compensation program, assessing executive performance, setting salary, making grants of annual incentive compensation and approving certain employment agreements. Our Board of Directors has determined that Dr. Rubin, Dr. Brughera and Dr. Zeldis are “independent” directors within the meaning of applicable listing standards of Nasdaq and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder. The Compensation Committee met one time during the fiscal year ended December 31, 2015.

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Nominating and Corporate Governance Committee

Our Board of Directors has a Nominating and Corporate Governance Committee (“Nominating Committee”), which is comprised of Dr. Zeldis (Chair), Mr. Brownlie and Mr. Lapointe. The Nominating Committee makes recommendations to the Board of Directors regarding the size and composition of our Board of Directors, establishes procedures for the nomination process, identifies and recommends candidates for election to our Board of Directors. Our Board of Directors has determined that Dr. Zeldis, Mr. Brownlie and Mr. Lapointe are “independent” directors, as such term is defined by the applicable Nasdaq listing standards. The Nominating Committee met one time during the fiscal year ended December 31, 2015.

In considering candidates for the Board of Directors, the Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee. However, the Nominating Committee believes that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board of Directors matters, and no conflict of interest that would interfere with performance as a director. In the case of current directors being considered for nomination, the Nominating Committee also takes into account the director’s history of attendance at meetings of the Board of Directors or its committees, the director’s tenure as a member of the Board of Directors, and the director’s preparation for and participation in such meetings.

Stockholders who wish to suggest qualified candidates should write to the Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a candidate for election at an Annual Meeting of Stockholders must otherwise comply with our Bylaws regarding stockholder proposals and nominations. See “Deadline for Stockholder Proposals” contained herein.

Diversity Considerations in Identifying Director Nominees

We do not have a formal diversity policy or set of guidelines in selecting and appointing directors that comprise our Board of Directors. However, when making recommendations to our Board of Directors regarding the size and composition of our Board of Directors, our Nominating Committee does consider each individual director’s qualifications, skills, business experience and capacity to serve as a director and the diversity of these attributes for the Board of Directors as a whole.

Audit Committee

Our Board of Directors has an Audit Committee, which is comprised of Mr. Brownlie (Chair), Mr. Lapointe and Dr. Rubin. The Audit Committee assists our Board of Directors in monitoring the financial reporting process, the internal control structure and the independent registered public accountants. Its primary duties are to serve as an independent and objective party to monitor the financial reporting process and internal control system, to review and appraise the audit effort of the independent registered public accountants and to provide an open avenue of communication among the independent registered public accountants, financial and senior management, and our Board of Directors. Our Board of Directors has determined that Mr. Brownlie, Mr. Lapointe and Dr. Rubin are “independent” directors, within the meaning of applicable listing standards of the Nasdaq and the Exchange Act and the rules and regulations thereunder. Our Board of Directors has also determined that the members of the Audit Committee are qualified to serve on the committee and have the experience and knowledge to perform the duties required of the committee and that Mr. Brownlie qualifies as an “audit committee financial expert” as that term is defined in the applicable regulations of the Exchange Act. The Audit Committee met four times during the fiscal year ended December 31, 2015.

Report of the Audit Committee of the Board of Directors

The Audit Committee submits the following report for the year ended December 31, 2015:

The Audit Committee has reviewed and discussed with both management and the independent registered public accountants the audited consolidated financial statements as of and for the year ended December 31, 2015. The Audit Committee’s review included discussion with the auditors of matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees.

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The Audit Committee has received the written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors matters relating to the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the United States Securities and Exchange Commission (the “SEC”).

Submitted by the Audit Committee,

/s/ Keith L. Brownlie (Chair of Audit Committee)
/s/ Gregg A. Lapointe
/s/ Robert J. Rubin

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR ALL” in the election of directors.

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PROPOSAL 2

AMENDMENT TO OUR CERTIFICATE OF

INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

General

Our Certificate of Incorporation currently provides for 50,000,000 shares of authorized Common Stock. Our Board of Directors has adopted a resolution to amend our Certificate of Incorporation to increase the authorized number of shares of Common Stock to 100,000,000, subject to stockholder approval of the amendment. No changes will be made to the number of authorized shares of our preferred stock.

The proposed amendment to our Certificate of Incorporation will be effected by amending the introductory paragraphs of Article IV thereof to read in full as follows:

"The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is one hundred million three hundred fifty thousand (100,350,000) shares, of which (a) one hundred million (100,000,000) shares, of par value of $.001 per share, shall be of a class designated "Common Stock," (b) two hundred thirty thousand (230,000) shares, of a par value of $.001 per share, shall be of a class designated "Preferred Stock," (c) ten thousand (10,000) shares, of a par value of $.05 per share, shall be of a class designated "Series B Convertible Preferred Stock," ten thousand (10,000) shares, of a par value of $.05 per share, shall be of a class designated "Series C Convertible Preferred Stock," and (d) one hundred thousand (100,000) shares, of a par value of $.001 per share, shall be designated “Series A Junior Participating Preferred Stock.”

The designations, powers, preferences, privileges, and relative, participating, option, or other special rights and qualifications, limitations, or restrictions of the above classes of capital stock shall be as follows:"

A copy of the proposed amendment to our Certificate of Incorporation is set forth in Annex A attached hereto.

Purpose of Amendment

Our Board of Directors believes that the proposed increase in the number of shares available for issuance under our Certificate of Incorporation is required to continue to operate our business efficiently. When practical, we may attempt to fund our late-stage clinical trials and other business development activities through the issuance of shares, which we believe may be less dilutive to stockholders than funding these activities from the proceeds of typical financings.

As of April 18, 2016, we had 31,369,522 shares of Common Stock outstanding. In addition, as of such date, 4,926,119 shares were reserved for issuance upon exercise of outstanding warrants and 2,824,737 shares were reserved for issuance upon exercise of presently outstanding options under our 2005 Equity Incentive Plan and options granted under our 2015 Equity Incentive Plan. Based upon the foregoing number of outstanding and reserved shares of Common Stock, we have 10,879,622 shares remaining available for other purposes. We also have 2,453,000 shares available for future option grants under the 2015 Equity Incentive Plan and zero shares available for future option grants under the 2005 Equity Incentive Plan.

The proposed increase in the number of shares available for issuance under our Certificate of Incorporation is intended to provide the Board of Directors with authority, without further action of the stockholders, to issue the additional shares of Common Stock, from time to time in such amounts as the Board of Directors deems necessary. Without limitation of the foregoing, the additional shares may be issued in connection with (1) the achievement of clinical development milestones, (2) strategic partnering and/or acquisition transactions involving the issuance of our securities as well as to meet long-term corporate objectives, and (3) capital raising transactions through the sale of Common Stock and/or securities convertible into or exercisable for Common Stock in the private and/or public equity markets to support a higher level of growth, respond to competitive pressures, develop new products and services and support new strategic partnership expenditures.

9

The need to increase the authorized is primarily driven by our desire to have sufficient shares available for possible merger and acquisition activities, and other corporate development objectives that may occur over the coming years. However, we have no present plans to engage in such activities.

In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of outstanding shares of Common Stock caused by the issuance of the additional shares would dilute the earnings per share (including projected future earnings per share) and book value per share of all outstanding shares of our Common Stock. If such factors were reflected in the price per share of the Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. An issuance of additional shares of Common Stock could therefore have an adverse effect on the potential realizable value of a stockholder's investment. The holders of outstanding shares of Common Stock have no preemptive rights to purchase additional shares.

The proposed increase in the authorized number of shares of Common Stock could have other effects on our stockholders. The increase could deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote "FOR" the approval of the amendment to our Second Amended and Restated Certificate of Incorporation.

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10

PROPOSAL 3

REVERSE STOCK SPLIT

General

As of April 18, 2016, the Company’s aggregate market capitalization was approximately $22.6 million; there were 31,369,522 shares of Common Stock issued and outstanding and the closing price of the Common Stock on that date was $0.72. In order to reduce the number of shares of Common Stock issued and outstanding and in an effort to proportionately raise the share price, the Board of Directors has unanimously adopted a resolution seeking stockholder approval to grant the Board of Directors discretionary authority to implement a reverse stock split within the next three (3) years by filing the amendment to the Certificate of Incorporation. The ratio of the reverse stock split that the Board of Directors approved and deemed advisable and for which it is seeking stockholder approval is in the range from one-for-two to one-for-ten. The Board of Directors has approved by separate resolution every whole-number ratio within this range, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect a reverse stock split.  Approval of this reverse stock split proposal would give the Board of Directors authority to determine the date of the reverse stock split to take place at any time during a period of up to three (3) years commencing on the date the Company’s stockholders approve this proposal or to determine not to proceed with the reverse stock split.

If the stockholders approve the reverse stock split proposal and the Board of Directors decides to implement the reverse stock split within such three (3) year period, the Company will file an amendment to its then current Certificate of Incorporation with the Secretary of State of the State of Delaware (as described below), which will effect a reverse split of the shares of the Common Stock then issued and outstanding at the specific ratio determined by the Board of Directors. The reverse stock split, if implemented, also would decrease the number of authorized shares of our Common Stock proportionately based on the reverse stock split ratio selected by the Board of Directors, but the $.001 par value per share of the Common Stock would not change.  Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock, on a fully diluted basis with respect to shares of Common Stock underlying options, warrants and other derivative securities, outstanding immediately after the reverse stock split as such stockholder held immediately prior to the split.

Purpose

The Board of Directors is seeking stockholder approval of the authority to implement a reverse stock split because it believes that a higher stock price has the potential to facilitate a listing on a major stock exchange such as the NYSE MKT or The Nasdaq Capital Market, which may help generate and enable greater institutional investor interest in the Company.  The Board of Directors believes that institutional investors and investment funds are generally reluctant to invest in lower priced over-the-counter traded stocks. The Board of Directors also believes that a higher stock price on a major stock exchange such as the NYSE MKT or The Nasdaq Capital Market may help the Company better attract and retain employees and other service providers as it advances its late-stage development programs in anticipation for potential commercialization of its rare disease product candidates.  Accordingly, the Board of Directors concluded that reducing the number of outstanding shares of Common Stock might be desirable in order to attempt to support a higher stock price per share based on our current market capitalization. In addition, the Board of Directors considered that our Common Stock might not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks.  The combination of lower transaction costs and increased interest from institutional investors and bank analysts can ultimately improve the trading liquidity of Common Stock.  In order to reduce the number of shares of Common Stock outstanding and thereby attempt to proportionally raise the per share price of Common Stock, the Board of Directors believes that it is in the best interests of our Company’s stockholders for the Board of Directors to obtain the authority to implement a reverse stock split.

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The Board of Directors believes that stockholder approval of a number of ratios within a range (rather than an exact exchange ratio) provides the Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split.  If the stockholders approve the reverse stock split proposal, the reverse stock split will be effected, if at all, only upon a determination by the Board of Directors that the reverse stock split is in the best interests of the Company and our stockholders at the time it is implemented over the next three years.  In connection with any determination to effect a reverse stock split, the Board of Directors will set the timing for such a split and select the specific ratio within the range. These determinations will be made by the Board of Directors in its effort to create the greatest marketability of the Common Stock based on prevailing market conditions at that time.  If the Board of Directors implements a reverse stock split, its choice of a ratio will depend largely on the current market prices of the Common Stock during the period leading up to that date.  It is not possible at this point to specify an exact ratio or even a likely ratio that the Board of Directors would consider to be in our best interest. No further action on the part of stockholders will be required either to implement or abandon the reverse stock split. If the Board of Directors determines not to proceed with a reverse stock split within three years after receiving stockholder approval of the reverse stock split, the authority granted in this proposal to implement a reverse stock split on these terms will terminate. The Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the split is no longer in the best interests of the Company and our stockholders.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of the Common Stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of the Common Stock following the reverse stock split will either exceed or remain higher than the current per share market price.

There can be no assurance that the market price per new share of Common Stock (the “New Shares”) after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of Common Stock (the “Old Shares”) outstanding before the reverse stock split. For example, based on a market price of the Common Stock of $0.72 per share (which was the closing price on April 18, 2016), if the Board of Directors decided to implement the reverse stock split and selects a reverse stock split ratio of one-for-two, there can be no assurance that the post-split market price of the Common Stock would be $1.44 per share or greater.  Alternatively, based on the same market price of the Common Stock of $0.72 per share, if the Board of Directors decided to implement the reverse stock split and selects a reverse stock split ratio of one-for-ten, there can be no assurance that the post-split market price of the Common Stock would be $7.20 per share or greater.

Accordingly, the total market capitalization of the Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

There can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors and brokers.

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers or that, if attained, such price will be maintained.

There can be no assurance that the reverse stock split will result in a per-share price that will increase the Company’s ability to attract and retain employees and other service providers.

While the Board of Directors believes that a higher stock price may help us attract and retain employees and other service providers who are less likely to work for a company with a low stock price, there can be no assurance that the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers or that, if attained, such price will be maintained.

12

A decline in the market price for the Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Common Stock could be adversely affected following a reverse stock split.

The market price of the Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.  In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a reverse stock split are lower than they were before the reverse stock split.  Furthermore, the reduced number of shares that would be outstanding after the reverse stock split could adversely affect the liquidity of the Common Stock.

Principal Effects of the Reverse Stock Split

Corporate Matters. If approved and effected, the reverse stock split would have the following effects:

●	Depending on the exact reverse stock split ratio selected by the Board of Directors, between two and ten Old Shares owned by a stockholder would be exchanged for one New Share. To illustrate, a shareholder who currently holds 200 shares of Common Stock would exchange those 200 Old Shares for 100 New Shares if a one-for-two reverse split were implemented, or 20 New Shares if a one-for-ten reverse split were implemented. If a one-for-three reverse split were implemented, a holder of 200 Old Shares would exchange those shares for 67 New Shares, rounded up for the fractional share interest of the remaining 2 Old Shares;

●	The number of shares of Common Stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors;

●	The number of shares of Common Stock authorized to be issued will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors;

●	Based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

●	The number of shares reserved for issuance under the 2015 Plan will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

If approved and effected, the reverse stock split will be effected simultaneously for all of the Common Stock and the ratio will be the same for all of the Common Stock.  The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, subject to being rounded up to the next whole number in the case of fractional shares, as described below.  Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Fractional Shares. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number selected by the Board of Directors for the reverse stock split ratio will be rounded up to the nearest whole share amount.

13

If approved and effected, the reverse stock split will result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Authorized Shares.  Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock would proportionately decrease based on the reverse stock split ratio selected by the Board of Directors.  Under the Certificate of Incorporation, we currently have the authority to issue 50,350,000 shares of capital stock, of which 50,000,000 shares are designated as Common Stock, 230,000 shares are designated as "Preferred Stock," 10,000 shares are designated as "Series B Convertible Preferred Stock," 10,000 shares are designated as "Series C Convertible Preferred Stock," and 100,000 shares are designated as “Series A Junior Participating Preferred Stock” As of April 18, 2016, we had 31,369,522 shares of Common Stock issued and outstanding, and did not have any other class of stock outstanding.  Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise.  If we issue additional shares, the ownership interest of holders of Common Stock may also be diluted.  Also, the issued shares may have rights, preferences or privileges senior to those of the Common Stock.

The Board of Directors believes, based on the number of shares of Common Stock currently outstanding, the number of shares reserved for issuance under stock option plans and warrants, and the number of shares the Company reasonably expects to issue in future transactions, that, after giving effect to the reverse split at any of the proposed ratios, 50,000,000 is an excessive number of shares of Common Stock for the Company to be authorized to issue without stockholder approval.  In addition, one method that the State of Delaware uses to impose franchise taxes upon domestic corporations is based upon a corporation’s authorized capital.  Accordingly, the Board of Directors believes that a decrease in the number of authorized shares of Common Stock would reduce the amount of franchise taxes that the Company is required to pay annually and would be in the best interests of the Company.  The Board of Directors believes that a reduction in the number of shares of Common Stock authorized for issuance at the same ratio determined by the Board of Directors with regard to the reverse split will leave a sufficient number of authorized shares of Common Stock to maintain the requisite amount of flexibility required by the Company’s ongoing activities.

Effects at Illustrative Ratios. The following table illustrates the aggregate effect of a reverse split, at illustrative levels of one-for-two, one-for-three, one-for-five and one-for-ten on the numbers of shares of Common Stock outstanding, on the numbers of shares of Common Stock issuable on exercise or conversion of exercisable or convertible securities, and on the number of authorized but unissued and unreserved shares that would be available for issuance.

	Before reverse stock split	Effect of 1-for-2 reverse stock split	Effect of 1-for-5 reverse stock split	Effect of 1-for-8 reverse stock split	Effect of 1-for-10 reverse stock split
Issued and outstanding shares	31,369,522	15,684,761	6,273,905	3,921,191	3,136,953
Shares issuable upon exercise or conversion of all outstanding exercisable and convertible securities	7,750,856	3,875,428	1,550,172	968,857	775,086
Authorized shares of Common Stock	50,000,000	25,000,000	10,000,000	6,250,000	5,000,000
Authorized, but unissued shares available for issuance	10,849,622	5,439,811	2,175,923	1,359,952	1,084,963

Accounting Matters. The reverse stock split will not affect the par value of the Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of Common Stock outstanding.

14

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and reduction of the number of authorized shares of Common Stock and the Board of Directors decides to implement the reverse stock split and reduction of the number of shares of authorized Common Stock within the next three years at a time that the Board of Directors deems appropriate, we will file an amendment to the Certificate of Incorporation (“Amendment to Certificate of Incorporation”) with the Secretary of State of the State of Delaware to amend our existing Certificate of Incorporation. The reverse stock split and reduction of the number of shares of authorized Common Stock will become effective at the time specified in the Amendment to Certificate of Incorporation, which is referred to below as the “effective time.” Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.  The text of the Amendment to Certificate of Incorporation to effect the reverse stock split, if implemented by the Board of Directors, would be in substantially the form attached hereto as Annex B; provided, however, that the text of the form of Amendment to Certificate of Incorporation attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the insertion of the effective time and the applicable reverse stock split ratio determined by the Board of Directors.

As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent, American Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates.  Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders.  No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent.  Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares.  STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Dissenters’ Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of a reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of a reverse stock split and is included for general information only and is not intended as tax advice to any person or entity.  Further, it does not address any state, local or foreign income or other tax consequences.  For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides.  Also, it does not address the tax consequences to holders in light of their individual circumstances or to the holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, partnerships, limited liability companies and other tax-transparent entities, broker-dealers, holders subject to the alternative minimum tax provisions of the Internal Revenue Code, holders who hold their stock as part of a hedge, wash sale, appreciated financial position, straddle, conversion transaction, synthetic security or other risk reduction transaction or integrated investment, holders who have acquired their stock upon exercise of employee options or otherwise as compensation and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code (generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

15

Subject to the discussion below concerning the treatment of fractional shares, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the reverse stock split and the aggregate tax basis of the New Shares received in the reverse stock split, including any fraction of a New Share deemed to have been received, will be the same as the stockholder’s aggregate tax basis in the Old Shares that are exchanged.  Subject to the discussion below concerning the treatment of fractional shares, each stockholder’s holding period for the New Shares will include the period during which each stockholder held its Old Shares surrendered in the reverse stock split. The Company itself would not realize any taxable gain or loss as a result of a reverse stock split.

The Internal Revenue Service, however, may take the position that the receipt of an additional portion of a share in lieu of fractional shares is a distribution and the discussion in this paragraph assumes such treatment.  Such distribution is taxable as a dividend to the extent that we have earnings or profits as determined for federal income tax purposes, in which case a stockholder would recognize dividend income equal to the fair market value of the additional fraction of a share received.  To the extent that the fair market value of the additional fraction of a share received by each of the stockholders is greater than the Company’s earnings and profits, such excess would be treated first as a return of each stockholder’s basis in such stockholder’s Old Shares and the amount in excess of basis would be taxable capital gain.  To the extent Old Shares have been held by a stockholder for more than one year, such gain should be long-term capital gain.  In general, each stockholder would have a basis in such additional fraction of a share equal to its fair market value and a holding period that begins on the day after the additional fraction of a share is received.  Stockholders should consult their own tax advisors regarding the tax consequences to them of the receipt of additional shares including the calculation of basis and holding period.

Our view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO SUCH STOCKHOLDER OF A REVERSE STOCK SPLIT.

Recommendation of Board of Directors

The Board of Directors recommends that you vote “FOR” the approval of the grant of discretionary authority to the Board of Directors to effect a reverse stock split and proportionately decrease the number of shares of authorized Common Stock available for issuance at a time that the Board of Directors deems appropriate over the next three years.

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PROPOSAL 4

Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires companies that are subject to the SEC’s proxy rules and regulations to hold a stockholder vote to approve, on an advisory (non-binding) basis, the compensation of their named executive officers as disclosed in their proxy statements in accordance with the SEC’s rules.

As described under the heading “Executive Compensation,” our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our executive officers are rewarded for the achievement of annual, long-term and strategic goals, and corporate goals.  Please read the “Executive Compensation” section beginning on page 26 for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our Chief Executive Officer and each of the two other most highly compensated executive officers during 2015 (collectively, the “Named Executive Officers”).

The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.  The Compensation Committee believes the Company’s executive compensation programs have been effective at incentivizing the achievement of financial performance and returns to stockholders.

We are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the 2016 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the executive compensation as described in this Proxy Statement.

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17

PROPOSAL 5

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors appointed EisnerAmper LLP, independent registered public accountants, as auditors of our financial statements for the year ending December 31, 2016, subject to the ratification of such appointment by stockholders at the Annual Meeting.

A representative of EisnerAmper LLP is expected to be available at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table highlights the aggregate fees billed by EisnerAmper LLP during each of the two years ended December 31, 2015.

	2015	2014
Audit Fees	$167,365	$173,503
Audit-Related Fees	--	--
Tax Fees	10,000	10,536
All Other	27,500	11,993
Total	$204,865	$196,032

Audit Fees

This category includes the fees for the examination of our consolidated financial statements, review of our Annual Report on Form 10-K and the quarterly reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q, the issuance of comfort letters, provision of consents and review of other documents filed with the SEC.

Audit-Related Fees

Our principal accountants did not bill us for any audit-related services during either of the two years ended December 31, 2015.

Tax Fees

This category relates to professional services for tax compliance, tax advice, and tax planning.

Other Fees

This category relates to professional fees for an Internet technology security assessment project that commenced during the year ended December 31, 2014.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit services and permitted non-audit services to be provided by the independent auditor as required by the Exchange Act. The Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee approved all of the services described above in accordance with its pre-approval policies and procedures.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” ratification of EisnerAmper LLP as our independent registered public accountants for the year ending December 31, 2016.

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18

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of the common stock as of April 18, 2016, of (1) each person or entity who owns beneficially 5% or more of the shares of our outstanding common stock, (2) each of our directors, (3) each of the Named Executive Officers, and (4) our directors and officers as a group. Except as otherwise indicated, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Beneficial Ownership

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned**	Percent of Class
Randall J. Kirk (1)	6,867,816	20.28%
NRM VII Holdings I, LLC (1)	5,833,333	17.22%
Paolo Cavazza (2)	3,379,950	10.62%
Sigma-Tau Pharmaceuticals, Inc (2)	3,068,461	9.67%
Intrexon Corporation (1)	1,034,483	3.30%
Christopher J. Schaber (3)	962,548	2.99%
Keith L. Brownlie (4)	115,208	*
Marco M. Brughera (5)	43,600	*
Gregg A. Lapointe (6)	151,493	*
Robert J. Rubin (7)	111,158	*
Jerome B. Zeldis (8)	126,041	*
Joseph Warusz (9)	222,920	*
Richard Straube (10)	134,375	*
Oreola Donini (11)	145,625	*
All directors and executive officers as a group (8 persons)	2,012,968	6.09%

(1)	On June 26, 2013, Randal J. Kirk, on his own behalf and on behalf of Third Security, LLC, NYM VII Holdings I, LLC and Intrexon Corporation, filed Amendment No. 1 to Schedule 13D with the SEC, which amends the Schedule 13D filed May 9, 2013 with the SEC (as amended, “Schedule 13D”). The Schedule 13D states that Mr. Kirk is Senior Managing Director of, and controls, Third Security, LLC, which is the Manager of an affiliate that manages NRM VII Holdings I, LLC, and that Mr. Kirk serves as the Chairman and Chief Executive Officer of Intrexon Corporation. The Schedule 13D indicates that (a) Mr. Kirk, Third Security, LLC and NRM VII Holdings I, LLC have sole voting and dispositive power with respect to 3,333,333 shares of Common Stock and warrants to purchase 2,500,000 shares of Common Stock exercisable within 60 days of April 18, 2016 held by NRM VII Holdings I, LLC, and (b) Mr. Kirk and Intrexon Corporation have shared voting and dispositive power with respect to 1,034,483 shares of Common Stock held by Intrexon Corporation. The address of the principal business office of Mr. Kirk is 2875 South Ocean Boulevard, Suite 214, Palm Beach, Florida 33480. The address of the principal business office of NRM VII Holdings I, LLC is c/o Third Security, LLC, 1881 Grove Avenue, Redford, Virginia 24141. The address of the principal business office of Intrexon Corporation is 20358 Seneca Meadows Parkway, Germantown, Maryland 20876.
(2)	On May 16, 2013, Paolo Cavazza, on his own behalf and on behalf of Sigma Tau Finanziaria S.p.A., Sigma-Tau International S.A., Sigma-Tau America S.A. and Sigma-Tau Pharmaceuticals, Inc., filed Amendment No. 4 to Schedule 13D with the SEC, which amends the Schedule 13D filed with the SEC on February 20, 2009 as amended by Amendment No. 1 filed with the SEC on October 2, 2009, Amendment No. 2 filed with the SEC on June 28, 2010 and Amendment No. 3 filed with the SEC on January 2, 2013 (the “Schedule 13D”). The Schedule 13D indicates that (a) Mr. Cavazza has sole voting and dispositive power with respect to (i) 59,539 shares held by Mr. Paolo Cavazza and (ii) 164,146 shares of common stock and warrants to purchase 87,804 shares held by SINAF SA, and (b) Mr. Cavazza, Sigma Tau Finanziaria S.p.A., Sigma-Tau International S.A., Sigma-Tau America S.A. and Sigma-Tau Pharmaceuticals, Inc. have shared voting and dispositive power with respect to 2,711,392 shares of common stock and warrants to purchase 357,069 shares of common stock exercisable within 60 days of the date of April 18, 2016 held by Sigma-Tau Pharmaceuticals, Inc. Sigma-Tau Pharmaceuticals, Inc. is a direct wholly-owned subsidiary of Sigma Tau Finanziaria S.p.A. Mr. Paolo Cavazza directly and indirectly owns 37.2% of Sigma Tau Finanziaria S.p.A. SINAF SA is a wholly owned subsidiary of Aptafin S.p.A., which is owned by Mr. Paolo Cavazza and members of his family. Mr. Paolo Cavazza’s address is Via Tesserte, 10, Lugano, Switzerland. The business address of Sigma Tau Finanziaria S.p.A. is Via Sudafrica, 20, Rome, Italy 00144. The business address of Sigma-Tau Pharmaceuticals, Inc. is 9841 Washingtonian Boulevard, Suite 500, Gaithersburg, Maryland 20878.

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(3)	Includes 92,904 shares of common stock owned by Dr. Schaber, options to purchase 864,685 shares of common stock exercisable within 60 days of April 18, 2016, and warrants to purchase 4,959 shares of common stock exercisable within 60 days of April 18, 2016. The address of Dr. Schaber is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.
(4)	Includes 50,000 shares of common stock and options to purchase 65,208 shares of common stock exercisable within 60 days of the April 18, 2016 . The address of Mr. Brownlie is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.
(5)	Includes 7,500 shares of common stock and options to purchase 36,100 shares of common stock owned by Dr. Brughera exercisable within 60 days of April 18, 2016. The address of Dr. Brughera is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.
(6)	Includes 73,781 shares of common stock and options to purchase 77,712 shares of common stock exercisable within 60 days of April 18, 2016. The address of Mr. Lapointe is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.
(7)	Includes 12,196 shares of common stock and options to purchase 98,962 shares of common stock exercisable within 60 days of April 18, 2016. The address of Dr. Rubin is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.
(8)	Includes 69,166 shares of common stock and options to purchase 56,875 shares of common stock exercisable within 60 days of April 18, 2016 . The address of Dr. Zeldis is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.
(9)	Includes 12,955 shares of common stock, options to purchase 205,006 shares of common stock owned by Mr. Warusz exercisable within 60 days of April 18, 2016 and warrants to purchase 4,959 shares of Common Stock exercisable within 60 days of April 18, 2016. The address of Mr. Warusz is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.
(10)	Includes options to purchase 134,375 shares of common stock exercisable within 60 days of April 18, 2016. The address of Dr. Straube is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.
(11)	Includes options to purchase 95,625 shares of common stock owned by Dr. Donini exercisable within 60 days of April 18, 2016 and warrants to purchase 50,000 shares of common stock exercisable within 60 days of April 18, 2016. The address of Dr. Donini is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.
*	Indicates less than 1%.
**	Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of April 18, 2016 are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Percentage of ownership is based on 31,369,522 shares of common stock outstanding as of April 18, 2016.

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Equity Compensation Plan Information

In December 2005, our Board of Directors approved the 2005 Equity Incentive Plan, which was approved by stockholders on December 29, 2005. In September 2013, our stockholders approved an amendment to the 2005 Equity Incentive Plan to increase the maximum number of shares of our common stock available for issuance under the plan by 1,250,000 shares, bringing the total shares reserved for issuance under the plan to 3,000,000 shares. In April 2015, our Board of Directors approved the 2015 Equity Incentive Plan, which was approved by stockholders on June 18, 2015. A maximum of 3,000,000 shares of our common stock are available for issuance under the 2015 Equity Incentive Plan. The following table provides information, as of December 31, 2015 with respect to options outstanding under our 2005 Equity Incentive Plan and our 2015 Equity Incentive Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders (1)	2,768,612	$2.13	2,523,000
Equity compensation plans not approved by security holders	-	-	-
Total	2,768,612	$2.13	2,523,000

(1)	Includes our 2005 Equity Incentive Plan and our 2015 Equity Incentive Plan. Our 2005 Plan expired in 2015 and thus no securities remain available for future issuance under that plan.

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EXECUTIVE OFFICERS

The table below contains information regarding our executive officers. The ages of individuals are provided as of April 18, 2016:

Name	Age	Position
Christopher J. Schaber, PhD (1)	49	Chairman of the Board, Chief Executive Officer and President
Oreola Donini, PhD	44	Chief Scientific Officer and Vice President
Richard Straube, MD	64	Chief Medical Officer and Senior Vice President
Joseph M. Warusz, CPA	59	Vice President of Finance, Acting Chief Financial Officer and Corporate Secretary

(1) For biographical information regarding Dr. Schaber, see “Proposal 1 – Election of Directors.”

Oreola Donini, PhD, has been with our company since August 15, 2013 and is currently our Chief Scientific Officer and Senior Vice President, a position she has held since December 5, 2014. Dr. Donini served as our Vice President of Preclinical Research and Development from August 15, 2013 until December 4, 2014. She has more than 15 years’ experience in drug discovery and preclinical development with start-up biotechnology companies. From 2012 to 2013, Dr. Donini worked with ESSA Pharma Inc. as Vice President Research and Development. From 2004 to 2013, Dr. Donini worked with Inimex Pharmaceuticals Inc., (“Inimex”), lastly as Senior Director of Preclinical R&D from 2007-2013. Prior to joining Inimex, she worked with Kinetek Pharmaceuticals Inc., developing therapies for infectious disease, cancer and cancer supportive care. Dr. Donini is a co-inventor and leader of the Company’s SGX94 innate defense regulator technology, developed by Inimex and subsequently acquired by the Company. She was responsible for overseeing the manufacturing and preclinical testing of SGX94, which demonstrated efficacy in combating bacterial infections and mitigating the effects of tissue damage due to trauma, infection, radiation and/or chemotherapy treatment. These preclinical studies resulted in a successful Phase 1 clinical study and clearance of Phase 2 protocols for oral mucositis in head and neck cancer and acute bacterial skin and skin structure infections. While with ESSA Pharma Inc. as the Vice President of Research and Development, Dr. Donini led the preclinical testing of a novel N-terminal domain inhibitor of the androgen receptor for the treatment of prostate cancer. While with Kinetek Pharmaceuticals Inc., her work related to the discovery of novel kinase and phosphatase inhibitors for the treatment of cancer. Dr. Donini received her PhD from Queen’s University in Kinston, Ontario, Canada and completed her post-doctoral work at the University of California, San Francisco. Her research has spanned drug discovery, preclinical development, manufacturing and clinical development in infectious disease, cancer and cancer supportive care.

Richard Straube, MD has been with our company since January 2014 and is currently our Senior Vice President and Chief Medical Officer. Dr. Straube is a board-certified pediatrician with 35 years’ experience in both academia and industry, including clinical research experience in host-response modulation. From 2009 until joining our company, he was Chief Medical Officer of Stealth Peptides Incorporated, a privately-held, clinical stage, biopharmaceutical company. Prior to joining the Company, Dr. Straube served from 1988 to 1993 in various capacities, including most recently as Senior Director, Infectious Diseases and Immunology, Clinical Research, for Centocor, Inc., a privately-held biopharmaceutical company focused on developing monoclonal antibody-based diagnostics.  While at Centocor, Inc., Dr. Straube was responsible for the initial anti-cytokine and anti-endotoxin programs targeted at ameliorating inappropriate host responses to infectious and immunologic challenges. Programs that he managed at Centocor, Inc. include assessments of immunomodulation using monoclonal removal of inciting molecular triggers, removal of internal immune-messengers, augmentation of normal host defenses, and maintenance of normal sub-cellular function in the face of injury.  From 1993 to 1995, Dr. Straube was Director of Medical Affairs at T-cell Sciences, Inc., a privately-held biotechnology company.  From 1995 to 1997, he was Director of Clinical Investigations of the Pharmaceutical Products Division of Ohmeda Corp., a privately-held biopharmaceutical company.  He served from 1998 to 2007 as Executive Vice President of Research and Development and Chief Scientific Officer at INO Therapeutics LLC, a privately-held biotherapeutics company, where he was responsible for the clinical trials and subsequent approval of inhaled nitric oxide for the treatment of persistent pulmonary hypertension of the newborn.  From 2007 to 2009, Dr. Straube was the Chief Medical Officer at Critical Biologics Corporation, a privately-held biotechnology company.  Dr. Straube received his medical degree and residency training at the University of Chicago, completed a joint adult and pediatrician infectious diseases fellowship at the University of California, San Diego (“UCSD”), and as a Milbank Scholar completed training in clinical trial design at the London School of Hygiene and Tropical Medicine.  While on the faculty at the UCSD Medical Center, his research focused on interventional studies for serious viral infections.

Joseph M. Warusz, CPA has been with the company since June 2011 and is currently our Vice President of Finance and Acting Chief Financial Officer, a position he has held since February 2012. He has more than 30 years of financial management experience in public and private life science companies as well as large pharma. Prior to joining Soligenix on June 1, 2011 as Vice President of Administration and Controller, he held senior financial positions with Amicus Therapeutics, Inc. from 2004 to 2005, Orchid Cellmark, Inc. from 2000 to 2004, and NexMed, Inc. from 1998 to 1999. From 2005 to 2011, Mr. Warusz performed consulting assignments at Ardea BioSciences, Inc., NovaDel Pharma, Inc. and Melior Discovery, all R&D-focused companies in the biotechnology and specialty pharmaceuticals arenas. Prior to 1998, Mr. Warusz also held management positions in financial analysis, accounting, reporting and auditing at Bristol-Myers Squibb and Peat Marwick Main & Company. He received his BS in accounting and MBA in finance at Drexel University and is a Certified Public Accountant.

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EXECUTIVE COMPENSATION

Summary Compensation

The following table contains information concerning the compensation paid during each of the two years ended December 31, 2015 to our Chief Executive Officer and each of the two other most highly compensated executive officers during 2015 (collectively, the “Named Executive Officers”).

Name	Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Christopher J. Schaber[1]	CEO & President	2015	$424,360	$101,846	$158,200	$36,201	$720,607
		2014	$412,000	$115,000	$150,000	$29,580	$706,580

Joseph M. Warusz[2]	VP & Acting CFO	2015	$196,730	$38,362	$62,150	$24,676	$321,918
		2014	$191,000	$41,000	$67,500	$21,197	$320,697

Richard C. Straube[3]	CMO & Senior VP	2015	$309,000	$58,401	$79,100	$25,656	$472,157
		2014	$300,000	$62,000	$276,000	$21,328	$659,328

1 Dr. Schaber deferred the payment of his 2015 bonus of $101,846 until January 15, 2016. Option award figures include the value of common stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by the Company.

2 Mr. Warusz deferred the payment of his 2015 bonus of $38,362 until January 15, 2016. Option award figures include the value of common stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by the Company.

3 Dr. Straube joined the Company on January 1, 2014. He deferred the payment of his 2015 bonus of $58,401 until January 15, 2016. Option award figures include the value of common stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by the Company.

Employment and Severance Agreements

In August 2006, we entered into a three-year employment agreement with Christopher J. Schaber, PhD. Pursuant to this employment agreement we agreed to pay Dr. Schaber a base salary of $300,000 per year and a minimum annual bonus of $100,000. Dr. Schaber’s employment agreement was renewed in December 27, 2007 for an additional term of three years. We agreed to issue him options to purchase 125,000 shares of our common stock, with one third immediately vesting and the remainder vesting over three years. Upon termination without “Just Cause” as defined by this agreement, we would pay Dr. Schaber nine months of severance, as well as any accrued bonuses, accrued vacation, and we would provide health insurance and life insurance benefits for Dr. Schaber and his dependents. No unvested options shall vest beyond the termination date. Dr. Schaber’s monetary compensation (base salary of $300,000 and bonus of $100,000) remained unchanged from 2006 with the 2007 renewal. Upon a change in control of the Company due to merger or acquisition, all of Dr. Schaber’s options shall become fully vested, and be exercisable for a period of five years after such change in control (unless they would have expired sooner pursuant to their terms). In the event of his death during the term of the agreement, all of his unvested options shall immediately vest and remain exercisable for the remainder of their term and become the property of Dr. Schaber’s immediate family. Dr. Schaber’s employment agreement automatically renewed in December 2013 for an additional term of three years.

On June 22, 2011, the Compensation Committee eliminated his fixed minimum annual bonus payable and revised it to an annual targeted bonus of 40% of his annual base salary. On December 4, 2013, the Compensation Committee approved an increase in salary for Dr. Schaber to $412,000. On December 4, 2014, the Compensation Committee approved an increase in salary for Dr. Schaber to $424,360. On December 10, 2015, the Compensation Committee approved an increase in salary for Dr. Schaber to $434,969.

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In May 2011, we entered into a one-year employment agreement with Mr. Joseph M. Warusz, our Acting Chief Financial Officer, Vice President Finance and Chief Accounting Officer. Pursuant to the agreement, we have agreed to pay Mr. Warusz $175,000 per year and a targeted annual bonus of 30% of base salary. We also agreed to issue him options to purchase 40,000 shares of our common stock with one-third immediately vesting and the remainder vesting over three years. Upon termination without “Just Cause”, as defined in Mr. Warusz’s employment agreement, we would pay Mr. Warusz three months of severance, accrued bonuses and vacation, and health insurance benefits. No unvested options vest beyond the termination date. On December 6, 2012, the Compensation Committee approved an increase in the targeted annual bonus to 35%. On December 4, 2013, the Compensation Committee approved an increase in salary for Mr. Warusz to $191,000. On December 4, 2014, the Compensation Committee approved an increase in salary for Mr. Warusz to $196,730. On December 10, 2015, the Compensation Committee approved an increase in salary for Mr. Warusz to $201,648.

In December 2014, we entered into a one-year employment agreement with Richard C. Straube, MD, our Chief Medical Officer and Senior Vice President. Pursuant to the agreement, we have agreed to pay Dr. Straube $300,000 per year and a targeted annual bonus of 30% of base salary. We also agreed to issue him options to purchase 100,000 shares of our common stock with one-third immediately vesting and the remainder vesting over three years. Upon termination without “Just Cause”, as defined in Dr. Straube’s employment agreement, we would pay Dr. Straube three months of severance, accrued bonuses and vacation, and health insurance benefits. No unvested options vest beyond the termination date. On December 4, 2014, the Compensation Committee approved an increase in salary for Dr. Straube to $309,000. On December 10, 2015, the Compensation Committee approved an increase in salary for Dr. Straube to $316,725.

In February 2007, our Board of Directors authorized the issuance of 50,000 shares to Dr. Schaber immediately prior to the completion of a transaction, or series or a combination of related transactions negotiated by our Board of Directors whereby, directly or indirectly, a majority of our capital stock or a majority of our assets are transferred from the Company and/or our stockholders to a third party. The amended agreement with Dr. Schaber includes our obligation to issue such shares to him if such event occurs.

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Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning unexercised options, stock that has not vested, and equity incentive plan awards for the Named Executive Officers outstanding at December 31, 2015. We have never issued Stock Appreciation Rights.

	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date
Christopher J. Schaber	125,000	-	-	$5.40	8/28/2016
	45,000	-	-	$9.40	8/9/2017
	140,000	-	-	$1.20	12/17/2018
	110,000	-	-	$4.64	6/30/2020
	112,185	-	-	$0.64	11/30/2021
	130,000	-	25,000	$0.68	12/04/2022
	75,000	25,000	50,000	$2.01	12/04/2023
	50,000	50,000	105,000	$1.50	12/04/2024
	35,000	105,000	25,000	$1.13	12/30/2025

Richard C. Straube	68,750	31,250	31,250	$2.01	1/06/2024
	25,000	25,000	25,000	$1.50	12/04/2024
	17,500	52,500	52,500	$1.13	12/30/2025

Joseph M. Warusz	40,000	-	-	$4.10	5/30/2021
	25,310	-	-	$0.64	11/30/2021
	55,000	-	-	$0.68	12/04/2022
	33,754	11,246	11,246	$2.01	12/04/2023
	22,502	22,498	22,498	$1.50	12/04/2024
	13,750	41,250	41,250	$1.13	12/30/2025

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Compensation of Directors

The following table contains information concerning the compensation of the non-employee directors during the fiscal year ended December 31, 2015.

Name	Fees Earned Paid in Cash[1]	Option Awards[2]	Total
Keith L. Brownlie	$55,000	$30,000	$85,000
Marco M. Brughera	$40,000	$30,000	$70,000
Gregg A. Lapointe	$47,500	$30,000	$77,500
Robert J. Rubin	$52,500	$30,000	$82,500
Jerome B. Zeldis	$50,000	$30,000	$80,000

[1]	Directors who are compensated as full-time employees receive no additional compensation for service on our Board of Directors. Each independent director who is not a full-time employee is paid $35,000 annually, on a prorated basis, for their service on our Board of Directors, the chairman of our Audit Committee is paid $15,000 annually, on a prorated basis, and the chairmen of our Compensation and Nominating Committees will be paid $10,000 annually, on a prorated basis. Additionally, Audit Committee members are paid $7,500 annually and Compensation and Nominating Committee members are paid $5,000 annually. This compensation is paid quarterly.

[2]	We maintain a stock option grant program pursuant to the nonqualified stock option plan, whereby members of our Board of Directors or its committees who are not full-time employees receive an initial grant of fully vested options to purchase 15,000 shares of common stock. Upon re-election to the Board, each Board member will receive stock options with a value of $30,000, calculated using the closing price of the common stock on the trading day prior to the date of the annual meeting of the Company’s stockholders, which vest at the rate of 25% per quarter, commencing with the first quarter after each annual meeting of stockholders.

Consideration and Determination of Executive and Director Compensation

The Compensation Committee of the Board of Directors is comprised of Dr. Rubin, Dr. Brughera and Dr. Zeldis. The Board of Directors has determined that Dr. Rubin, Dr. Brughera and Dr. Zeldis are “independent” directors within the meaning of applicable listing standards of Nasdaq and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder.

The Compensation Committee provides overall guidance on compensation and benefits policy. In addition, the Compensation Committee approves and monitors:

●	executive compensation and benefits programs;

●	executive employment agreements; and

●	our equity incentive plans.

The primary objectives of the Compensation Committee are to ensure that our executive compensation and benefits programs:

●	are competitive with other growing companies of similar size and business;

●	are effective in driving performance to achieve financial goals and create stockholder value;

●	are cost-efficient and fair to employees, management and stockholders; and

●	are designed to attract, motivate, reward, and retain the competent and talented executives needed.

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To achieve these objectives, the Compensation Committee meets at least once and usually several times during each fiscal year to review the existing compensation and benefits programs and to consider modifications that seek to provide a direct relationship between executive compensation and sustained corporate performance.

The Compensation Committee makes executive compensation decisions on the basis of total remuneration and seeks to create an integrated total remuneration program structured to balance short and long-term financial goals. A significant amount of total compensation is comprised of bonus provisions which are specified in employment contracts and which are intended to align executive interest with stockholder interest.

The Compensation Committee recommends to the Board of Directors a salary within a designated range for the respective executives, which is based on merit, performance and length of service. Bonus provisions for all executives are based on increase (if any) of net incremental profit over prior year highest net profit.

Non-executive employees are granted stock options from time to time under our equity incentive plans, approved by the stockholders, also in order to motivate, reward, and retain them while meeting goals and allowing them to share in the growth.

Stock Ownership Policy

In April 2012, our Board of Directors adopted a stock ownership policy applicable to our non-employee directors to strengthen the link between director and stockholder interests. Pursuant to the stock ownership policy, each non-employee director is required to hold a minimum ownership position in the common stock equal to the annual cash compensation paid for service on the Board of Directors, exclusive of cash compensation paid for service as a chair or member of any committees of the Board of Directors.

Stock counted toward the ownership requirement includes common stock held by the director, unvested and vested restricted stock, and all shares of common stock beneficially owned by the director held in a trust and by a spouse and/or minor children of the director. The policy provides that the ownership requirement must be attained within three years after the later of June 21, 2012 and the date a director is first elected or appointed to the Board of Directors. To monitor progress toward meeting the requirement, the Nominating Committee will review director ownership levels at the end of March of each year. Non-employee directors are prohibited from selling any shares of common stock unless such director is in compliance with the stock ownership policy. A copy of our director compensation and stock ownership policy is publicly available on our website at www.soligenix.com under the “Investors” section.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Compensation Committee of the Board of Directors consists of Robert J. Rubin, MD (Chair), Marco M. Brughera, DVM and Jerome B. Zeldis, MD, PhD. No member of the Compensation Committee is, or at any time in the past has been, an officer or employee of our company or any of our subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

We are required to identify each person who was an officer, director or beneficial owner of more than 10% of our registered equity securities during our most recent fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Exchange Act.

To our knowledge, based solely on review of these filings and written representations from the certain reporting persons, we believe that during the year ended December 31, 2015, our officers, directors and significant stockholders have timely filed the appropriate form under Section 16(a) of the Exchange Act.

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Transactions With Related Persons

Our Audit Committee has established policies and procedures providing for review and approval of all “related party transactions” for potential conflicts of interest. A “related person transaction” for these purposes is a transaction between us and one of our directors or nominees for director, executive officers, 5% shareholders, or a member of one of these person’s immediate family, in which such person has a direct or indirect material interest and involves more than $120,000. Under these policies and procedures, related person transactions are prohibited unless the Audit Committee has determined in advance that the transaction is in our best interests.

Other than the employment agreements and compensation paid to our directors, we have not engaged in any transactions with related parties since January 1, 2015. For a discussion of our employment agreements and compensation paid to our directors, see “Executive Compensation – Employment and Severance Agreements” and “Executive Compensation – Compensation of Directors.”

Stock Performance Graph

The following graph compares the changes over the last five years in the value of $100 invested at December 31, 2010 in (i) our Common Stock, (ii) the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and (iii) the NYSE Arca Biotechnology Index. The year-end values of each investment are based on share price appreciation and the reinvestment of all dividends. Historical stock price performance shown on the performance graph is not necessarily indicative of future stock price performance.

Year	Soligenix, Inc.	S&P 500 Index	NYSE Arca Biotechnology Index
2010	100.00	100.00	100.00
2011	14.47	102.11	84.16
2012	15.79	118.45	119.40
2013	47.37	156.82	180.06
2014	25.79	178.28	266.33
2015	29.74	180.75	298.31

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OTHER MATTERS

Communications with the Board of Directors

Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to Soligenix, Inc. Board of Directors, c/o The Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540. The Office of the Secretary will receive the correspondence and forward it to the director(s) to whom the communication is addressed.

Deadline for Stockholder Proposals

Under SEC Rule 14a-8, stockholder proposals for the Annual Meeting of Stockholders to be held in 2016 will not be included in the proxy statement for that meeting unless the proposal is proper for inclusion in the proxy statement and for consideration at the next Annual Meeting of Stockholders, and is received by our Secretary at our executive offices, no later than January 5, 2017. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as our Bylaws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8. Our Bylaws provide that stockholders desiring to bring business before the 2016 Annual Meeting, including nomination of a person for election to our Board of Directors, must provide written notice to our Secretary at our executive offices no earlier than 75 days, and no later than 45 days, before the one year anniversary of the mailing of this Proxy Statement. The written notice must include the information required by Section 2.4 of the Bylaws: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of our shares that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you notify our Secretary at our executive offices. If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at our executive offices.

Financial Statements and Exhibits to Form 10-K

Our financial statements are contained in our Annual Report on Form 10-K for our fiscal year ended December 31, 2015 that was filed with the SEC, a copy of which is made available with this Proxy Statement. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

The Form 10-K made available with this Proxy Statement does not include copies of the exhibits to that filing. We will furnish any such exhibit upon payment of a reasonable fee by request sent to us, c/o Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

29

Other Matters

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.

The cost of this proxy solicitation will be borne by us. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies. If we do, our costs for such services will be within the range of what is customary for companies with similar operations and a similar number of shareholders and are not expected to be material. We will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.

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30

ANNEX A

CERTIFICATE OF AMENDMENT

TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

THE UNDERSIGNED, being a duly appointed officer of Soligenix, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law of the State of Delaware (the “DGCL”), for the purpose of amending the Corporation’s Second Amended and Restated Certificate of Incorporation, as amended to the date hereof (the “Certificate of Incorporation”), hereby certifies, pursuant to Sections 242 and 103 of the DGCL, as follows:

FIRST: The name of the Corporation is Soligenix, Inc.

SECOND: The amendment to the Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 228 and 242 of the DGCL.

THIRD: The Certificate of Incorporation, as amended, of the Corporation is hereby amended by striking out the first introductory paragraphs of Article IV thereof, and by substituting in lieu thereof, the following new introductory paragraphs:

"The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is one hundred million three hundred fifty thousand (100,350,000) shares, of which (a) one hundred million (100,000,000) shares, of par value of $.001 per share, shall be of a class designated "Common Stock," (b) two hundred thirty thousand (230,000) shares, of a par value of $.001 per share, shall be of a class designated "Preferred Stock," (c) ten thousand (10,000) shares, of a par value of $.05 per share, shall be of a class designated "Series B Convertible Preferred Stock," ten thousand (10,000) shares, of a par value of $.05 per share, shall be of a class designated "Series C Convertible Preferred Stock," and (d) one hundred thousand (100,000) shares, of a par value of $.001 per share, shall be designated “Series A Junior Participating Preferred Stock.”

The designations, powers, preferences, privileges, and relative, participating, option, or other special rights and qualifications, limitations, or restrictions of the above classes of capital stock shall be as follows:"

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this [         ] day of [       ], 2016 and affirms the statements contained herein as true under penalty of perjury.

Soligenix, Inc.

By:	/s/
Name
Title

ANNEX B

CERTIFICATE OF AMENDMENT

TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

THE UNDERSIGNED, being a duly appointed officer of Soligenix, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law of the State of Delaware (the “DGCL”), for the purpose of amending the Corporation’s Second Amended and Restated Certificate of Incorporation, as amended to the date hereof (the “Certificate of Incorporation”), hereby certifies, pursuant to Sections 242 and 103 of the DGCL, as follows:

FIRST: The name of the Corporation is Soligenix, Inc.

SECOND: The amendment to the Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 228 and 242 of the DGCL.

THIRD: The Certificate of Incorporation, as amended, of the Corporation is hereby amended by striking out the first introductory paragraphs of Article IV thereof, and by substituting in lieu thereof, the following new introductory paragraphs:

“The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is [        ] ([       ]) shares, (a) of which [         ] ([        ]) shares, of par value of $.001 per share, shall be of a class designated “Common Stock,” (b) two hundred thirty thousand (230,000) shares, of a par value of $.001 per share, shall be of a class designated "Preferred Stock," (c) ten thousand (10,000) shares, of a par value of $.05 per share, shall be of a class designated "Series B Convertible Preferred Stock," ten thousand (10,000) shares, of a par value of $.05 per share, shall be of a class designated "Series C Convertible Preferred Stock," and (d) one hundred thousand (100,000) shares, of a par value of $.001 per share, shall be designated “Series A Junior Participating Preferred Stock. Upon this Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), every [ ] shares of the Corporation’s Common Stock, par value $.001 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of Common Stock, $.001 per share, of the Corporation (the “New Common Stock”), subject to the treatment of fractional share interests described below.

Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder’s certificate(s) representing Old Common Stock (whether one or more, “Old Certificates”) for cancellation pursuant to procedures adopted by the Corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, “New Certificates”) into which and for which the shares of Old Common Stock formerly represented by Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates. No fractional shares of Common Stock of the Corporation shall be issued. Fractional shares of New Common Stock will be rounded up to the nearest whole share amount.

The designations, powers, preferences, privileges, and relative, participating, option, or other special rights and qualifications, limitations or restrictions of the above classes of capital stock shall be as follows:”

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this [          ] day of [      ], 20[    ] and affirms the statements contained herein as true under penalty of perjury.

Soligenix, Inc.

By:	/s/
Name
Title

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E03839-P75456

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SOLIGENIX, INC.
29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540
ANNUAL MEETING OF STOCKHOLDERS - JUNE 16, 2016

The undersigned hereby appoints Christopher J. Schaber, Ph.D., the Chief Executive Officer and President of Soligenix, Inc., and Joseph M. Warusz, the Acting Chief Financial Officer of Soligenix, Inc., or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all of the shares of common stock of Soligenix, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the DoubleTree Hotel, 4355 US Route 1, Princeton, NJ 08540, on Thursday, June 16, 2016, at 9:00 a.m., Eastern Daylight Time, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR ALL" IN THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD FOR THE BOARD OF DIRECTORS AND "FOR" EACH OF THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE.

PLEASE SIGN, DATE AND RETURN PROMPTLY.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E03838-P75456 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOLIGENIX, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" NOMINEES FOR THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, 4 AND 5.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christopher J. Schaber, Ph.D.
02) Keith L. Brownlie, C.P.A.
03) Marco M. Brughera, D.V.M.
04) Gregg A. Lapointe, C.P.A.
05) Robert J. Rubin, M.D.
06) Jerome B. Zeldis, M.D., Ph.D.

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the proxies on such matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date